SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549-1004

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 15, 2002
Date of Report (Date of Earliest Event Reported)

Opsware Inc. (f/k/a Loudcloud, Inc.)
(Exact name of registrant as specified in its charter)

Delaware	000-32377	94-334-0178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 N. Mathilda Avenue, Sunnyvale, CA 94085
(Address of principal executive offices)     (Zip code)

(408) 744-7300
(Registrant’s telephone number, including area code)

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

On August 15, 2002, the Registrant completed the sale of its managed services business to Electronic Data Systems Corporation, EDS Information Services, L.L.C., and EDS Resource Management Company pursuant to an Asset Purchase Agreement dated June 14, 2002 for $63.5 million in cash and the assumption of certain liabilities of the managed services business.

ITEM 5: OTHER EVENTS

On August 15, 2002, the Registrant announced the change of its name to Opsware Inc. The new name is intended to distinguish the company as an enterprise software company focused on OpswareTM IT automation software and to mark its sale of the managed services business. The company’s ticker symbol was also changed from LDCL to OPSW (NASDAQ).

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Businesses Acquired

The Registrant’s unaudited condensed consolidated interim financial statements from the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2002 and the Registrant’s audited consolidated financial statements from the Registrant’s Form 10-K/A for the year ended January 31, 2002 contained in its definitive Proxy Statement dated July 10, 2002 are hereby incorporated by reference.

(b) Pro Forma Financial Information

The Registrant’s Unaudited Pro Forma Combined Condensed Consolidated Financial Statements contained in its definitive Proxy Statement referred to in Item 7(a) above are hereby incorporated by reference.

(c) Exhibits

*2.1	The Asset Purchase Agreement dated as of June 14, 2002, between Loudcloud, Inc., Loudcloud UK, Ltd., Electronic Data Systems Corporation, EDS Information Services, L.L.C. and EDS Resource Management Corporation

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*Incorporated by reference to Annex A of the definitive Proxy Statement filed July 10, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2002	OPSWARE INC.

	By:	/s/ Jordan J. Breslow

Jordan J. Breslow
General Counsel and Secretary

EXHIBIT INDEX

*2.1	The Asset Purchase Agreement dated as of June 14, 2002, between Loudcloud, Inc., Loudcloud UK, Ltd., Electronic Data Systems Corporation, EDS Information Services, L.L.C. and EDS Resource Management Corporation

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*Incorporated by reference to Annex A of the definitive Proxy Statement filed July 10, 2002.